EXHIBIT 10.33

OFFICIAL RECORDS OF PINAL COUNTY RECORDER LAURA DEAN-LYTLE

When recorded, please return to:	DATE/TIME:	12/08/03 1634
Pinal County Board of Supervisors	FEE :	$0.00
P.O. Box 827	PAGES :	2
Florence, Az 85232	FEE NUMBER :	2003-085613
INDEMNIFICATION AGREEMENT
     This Agreement is entered into between Sonoran Utility Services, L.L.C. and the 387 Domestic Water Improvement District in conjunction with the provisions of Resolution No. 120303-387DWID, on the 3rd day of December, 2003.
     In consideration for the authority granted within Resolution No. 120303-387DWID, Sonoran Utility Services, L.L.C. shall indemnify and hold harmless the 387 Domestic Water Improvement District, Pinal County, its elected officials, agents and employees for any damage or claim, including, but not limited to reasonable attorney’s fees, court costs, and penalties incurred by or on behalf of the 387 Water Improvement District, Pinal County, its elected officials, agents and employees arising out of or connected with the exercise of the authority granted Sonoran Utility Services, L.L.C. in Resolution No. 120303-387DWID. Sonoran Utility Services, L.L.C. further agrees to notify parties asserting such claims in writing that the 387 Domestic Water Improvement District, Pinal County, its elected officials, agents and employees will have no liability to them. This indemnification provision shall survive the termination of the indemnification granted in Resolution No. 120303-387DWID.

/s/ Lionel D. Ruiz	/s/ George Johnson

Lionel D. Ruiz, Chairman	George Johnson, President
Pinal County Board of Supervisors	Sonoran Utility Services, L.L.C.

/s/ Sheri Cluff,
Sheri Cluff,
Deputy Clerk of the Board

APPROVED AS TO FROM:
/s/ Rick V. Husk
Rick V. Husk, Deputy
Pinal County Attorney